Exhibit 10.3

STOCKHOLDERS AGREEMENT

OF

FLOWCO HOLDINGS INC.

THIS STOCKHOLDERS AGREEMENT, dated as of [•], 2025 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Flowco Holdings Inc., a Delaware corporation (the “Corporation”), GEC Advisors LLC, a Delaware limited liability company (“GEC” and the Persons (as defined below) listed on Schedule A hereto, together with GEC, the “GEC Parties”), and White Deer Management LLC, a Delaware limited liability company, (“White Deer” and the Persons (as defined below) listed on Schedule B hereto, together with White Deer, the “White Deer Parties” and, together with the GEC Parties, the “Original Members”). Certain terms used in this Agreement are defined in Section 9.

RECITALS

WHEREAS, each Original Member owns, directly or indirectly, outstanding limited liability company interests in Flowco MergeCo LLC, a Delaware limited liability company (“Flowco LLC”), which limited liability company interests constitute and are defined as “Common Units” pursuant to the Second Amended and Restated Limited Liability Company Agreement of Flowco LLC, dated as of the date hereof, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”, and such limited liability company interests, the “Common Units”);

WHEREAS, the Corporation is contemplating an offering and sale of the shares of Class A common stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement by and between the Corporation and Flowco LLC, dated as of the date hereof (the “Common Unit Subscription Agreement”), the Corporation will hold Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement, it is contemplated that the Corporation will be admitted as a member, and appointed as the sole managing member, of Flowco LLC;

WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that the Original Members, the Corporation, Flowco LLC and certain of their respective affiliates will enter into a series of related transactions pursuant to which, among other things, the Original Members will become holders of Class B common stock, par value $0.0001 per share, of the Corporation (the “Class B Common Stock”);

WHEREAS, immediately following the consummation of the IPO, certain of the Original Members will be the record holders of shares of Class B Common Stock; and

WHEREAS, in order to induce the Original Members (x) to approve the sale and issuance of Common Units by Flowco LLC to the Corporation and the appointment of the Corporation as the sole managing member of Flowco LLC in connection with the IPO and (y) to take such other actions as shall be necessary to effectuate the transactions related to the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Original Members agree as follows:

AGREEMENT

Section 1. Election of the Board of Directors.

(a) Subject to the other provisions of this Section 1, the number of Directors constituting the full Board shall initially be fixed at seven (7); provided, with the consent of GEC, the initial number of directors constituting the full Board may be fixed at eight (8).

(b) Subject to this Section 1(b), (i) for so long as the GEC Parties and their aAffiliates (the “GEC Affiliates”) beneficially own, directly or indirectly, in the aggregate at least twenty percent (20%) of the Deemed Outstanding Class A Shares, GEC shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent GEC Director not standing for election in such election, would result in there being two (2) GEC Directors on the Board and (ii) if at any time, the GEC Affiliates beneficially own, directly or indirectly, in the aggregate less than twenty percent (20%) but at least ten percent (10%) of the Deemed Outstanding Class A Shares, GEC shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent GEC Director not standing for election in such election, would result in there being one (1) GEC Director on the Board. The GEC Directors shall be apportioned in Class II and Class III of the three (3) classes of Directors, or if the number of GEC Directors is decreased to one (1) GEC Director, to the applicable class of the remaining GEC Director after giving effect to the resignation of removal of the other GEC Director in accordance with Section 2. GEC shall not be entitled to designate any individuals in accordance with this Section 1(b) if at any time the GEC Affiliates beneficially own, directly or indirectly, less than ten percent (10%) of the Deemed Outstanding Class A Shares. “Affiliate” means any person, directly or indirectly, controlling, controlled by, or under common control with, such other person.

(c) Subject to this Section 1(c), (i) for so long as the White Deer Parties and their Affiliates (the “White Deer Affiliates”) beneficially own, directly or indirectly, in the aggregate at least ten percent (10%) of the Deemed Outstanding Class A Shares, White Deer shall be entitled to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent White Deer Director not standing for election in such election, would result in there being one (1) White Deer Director on the Board. The initial White Deer Director and any successor shall be apportioned in the Class III of the three (3) classes of Directors, representing the initial latest year of the separate classes. White Deer shall not be entitled to designate any White Deer Directors in accordance with this Section 1(c) if at any time the White Deer Affiliates beneficially own, directly or indirectly, less than ten percent (10%) of the Deemed Outstanding Class A Shares.

(d) Subject to this Section 1(d), (i) for so long as the GEC Affiliates beneficially own, directly or indirectly, in the aggregate at least thirty percent (30%) of the Deemed Outstanding Class A Shares, GEC shall be entitled to designate for nomination by the Board in any applicable election, that number of individuals who satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent GEC-Designated Independent Director not standing for election in such election, would result in there being at least three (3) Independent Directors on the Board (and to designate for nomination by the Board in any applicable election any other directors intended to qualify as Independent Directors), and (ii) if at any time, the GEC Affiliates beneficially own, directly or indirectly, in the aggregate less than thirty percent (30%) but at least twenty percent (20%) of the Deemed Outstanding Class A Shares, GEC shall be entitled to designate for nomination by the Board in any applicable election that number of individuals who each satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Independent Director not standing for election in such election, would result in there being two (2) Independent Directors serving on the Board; provided, at least one of such Independent Directors on the Board or so designated for nomination shall be an “audit committee financial expert” within the meaning under Regulation S-K under the Securities Exchange Act of 1934, as amended. For the avoidance of doubt, individuals designated pursuant to this Section 1(d) shall not be counted against the number of GEC Directors that may be designated pursuant to Section 1(b). GEC shall not be entitled to designate any individuals in accordance with this Section 1(d) if at any time the GEC Affiliates beneficially own, directly or indirectly, less than twenty percent (20%) of the Deemed Outstanding Class A Shares.

(e) Subject to the foregoing Sections 1(b), (c), and (d), each of the Original Members (and any of their respective Permitted Transferees) hereby agrees to vote, or cause to be voted, all outstanding shares of Class A Common Stock and/or Class B Common Stock, as applicable, held by such Original Members (or any of their respective Permitted Transferees) at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, or to take all Necessary Action to cause the election or removal of the GEC Directors, White Deer Directors and Independent Directors as Directors, as provided herein.

Section 2. Vacancies and Replacements.

(a) If the number of Directors that GEC or White Deer have the right to designate to the Board is decreased pursuant to Section 1(b), Section 1(c), or Section 1(d) (each such occurrence, a “Decrease in Designation Rights”), then:

(i) unless a majority of Directors agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of GEC and White Deer, as applicable, shall use its reasonable best efforts to cause each of (x) the appropriate number of GEC Directors that GEC ceases to have the right to designate to serve as a GEC Director, or (y) the appropriate number of White Deer Directors that White Deer ceases to have the right to designate to serve as the White Deer Director, to offer to tender his, her or their resignation(s), and each of such GEC Directors or White Deer Director so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that GEC and/or White Deer, as applicable, incurs a Decrease in Designation Rights. In the event any such GEC Director, or White Deer Director does not resign as a Director by such time as is required by the foregoing, the GEC Parties and White Deer, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(e), to cause the removal of such individual as a Director; and

(ii) the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, so long as it is established.

(b) Each of GEC and White Deer shall have the sole right to request that one or more of their respective designated Directors (excluding, for purposes of clarification, any initial Independent Directors during their initial term, but including, for purposes of clarification, any Independent Directors appointed pursuant to Section 1(d) including, if applicable, any initial Independent Directors so appointed pursuant to Section 1(d) during any subsequent term), as applicable, tender their resignations as Directors of the Board, in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”). If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the GEC Parties and White Deer, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(e) to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c) Each of GEC and White Deer, as applicable, shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Directors created thereby on the terms and subject to the conditions of Section 1.

Section 3. Initial Directors.

The initial GEC Directors pursuant to Section 1(b) shall be Jonathan B. Fairbanks (as a Class III Director) and Alexander Chmelev (as a Class II Director). The initial White Deer Director pursuant to Section 1(c) shall be Ben A. Guill (as a Class III Director). The initial Independent Directors mutually agreed by the parties hereto shall be Cynthia A. Walker (as Class I Director), and William H. White (as a Class II Director), and Paul Hobby (as a Class III Director).

The one (1) remaining initial Director shall be the Chief Executive Officer, Joseph R. Edwards (as a Class I Director). Jonathan B. Fairbanks shall serve as the initial Chairperson of the Board (as defined in the Bylaws) for his initial term (or for such longer period as GEC Affiliates beneficially own, directly or indirectly, at least ten (10%) percent of the Deemed Outstanding Class A Shares), in accordance with this Agreement and the Bylaws, after which the Chairperson of the Board shall be determined in accordance with this Agreement and the Bylaws.

Section 4. Committees.

For so long as GEC Affiliates beneficially own, directly or indirectly, at least twenty percent (20%) of the Deemed Outstanding Class A Shares, with respect to any committee of Directors established by the Board, the Corporation shall cause each Board committee to include (and Board shall designate to such committee), and GEC shall have the right to include, one GEC Director (or, in the absence of such inclusion, to require the inclusion of an Independent Director designated by GEC) on any committee, subject in each case to such person meeting the appliable requirements for service on such committee as set forth in the listing rules of the NYSE (or then-applicable exchange on which the Class A Common Stock is listed for trading) and the rules and regulations of the SEC.

Section 5. Board Observer.

Until such time as (a) the members of Flowco Production Solutions, L.L.C. who receive Class A Common Stock, Class B Common Stock and/or MergeCo LLC Interests immediately prior to or as of the effective time of the IPO (excluding any GEC Parties and any institutional investors that initially co-invested concurrently with the GEC Parties in Flowco Production Solutions, L.L.C.) no longer beneficially own, directly or indirectly, in the aggregate, at least five percent (5%) of the Deemed Outstanding Class A Shares, GEC shall be entitled to appoint one (1) individual (such individual, the “Observer”), who shall initially be Stuart Harlow, to attend all meetings of the Board (including, for the avoidance of doubt, telephonic and video meetings) solely in an observer role; provided (i) the Observer shall execute and deliver a confidentiality agreement in form and substance reasonably acceptable to the Corporation; (ii) the Observer shall not be entitled to vote on any matter submitted to the Board nor to offer any motions or resolutions to the Board; and (iii) the Board or the Corporation may withhold any information or exclude any Observer from any such meeting or portion thereof, including closing and/or executive sessions, if the Board determines in good faith that such exclusion is reasonably necessary to preserve attorney-client privilege or under circumstances that present an actual or potential conflict of interest, and the Observer. In connection therewith, the Board of the Corporation shall provide the Observer with copies of all notices, minutes, consents and other materials that it provides Directors substantially concurrently therewith.

Section 6. Special Voting Rights of GEC and White Deer.

(a) In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries or controlled affiliates, the Corporation shall not take, and shall cause Flowco LLC and its Subsidiaries and any of the Corporation’s controlled affiliates not to take, (i) any of the actions set forth in the following clauses without the prior written approval of (A) GEC, for as long as the GEC Affiliates beneficially own, directly or indirectly, in the aggregate ten percent (10%) or more of the Deemed Outstanding Class A Shares and (B) White Deer, for as long as the White Deer Affiliates beneficially own, directly or indirectly, in the aggregate ten percent (10%) or more of the Deemed Outstanding Class A Shares:

(i) the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Corporation, Flowco LLC or any of their respective Subsidiaries;

(ii) the (i) resignation, replacement or removal of the Corporation as the sole manager of Flowco LLC or (ii) appointment of any additional Person as a manager of Flowco LLC;

(iii) the creation of a new class or series of capital stock or equity securities of the Corporation, Flowco LLC or any of their respective Subsidiaries;

(iv) any amendment or modification of the Charter or Bylaws of the Corporation (other than in connection with a merger or acquisition in which the Class A Common Stock of the Corporation is exchanged for cash and/or marketable securities of another entity listed on a national stock exchange);

(v) any increase or decrease of the size of the Board below seven (7) or above eight (8);

(vi) any material change to the primary nature of the Corporation’s and its Subsidiaries’ business; or

(vii) any agreement, authorization or commitment to do any of the foregoing.

(b) No Original Member shall, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Class A Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Original Members, holders of shares of Class A Common Stock that are not parties to this Agreement or otherwise).

Section 7. Covenants of the Corporation.

(a) The Corporation agrees to take all Necessary Action to cause (i) the Board to be comprised at least of seven (7) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement (including Section 6(e)), the Charter or the Bylaws of the Corporation; (ii) the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; (iii) the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the NYSE rules; (iv) for so long as the GEC Affiliates are entitled to designate any individuals to the Board in accordance with Section 1(b) hereof, Jonathan B. Fairbanks to be the Chairperson of the Board and (v) to adhere to, implement and enforce the provisions set forth in Sections 5 and 6.

(b) The GEC Parties and White Deer shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 7(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws, then the Board shall inform the GEC Parties and/or White Deer, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the GEC Parties and/or White Deer, as applicable (subject in each case to this Section 7(b)). The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action required by this Section 7 with respect to the election of such substitute designees to the Board.

(c) The Corporation shall deliver or cause to be delivered the following information to each Original Member, in each case, for so long as such Original Member or its Affiliates beneficially owns, directly or indirectly, in the aggregate at least one percent (1%) or more of the Deemed Outstanding Class A Shares: (i) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Corporation and its Subsidiaries as of the end of each such quarterly period, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Corporation and its Subsidiaries for such quarterly period and for the current fiscal year to date, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, in reasonable detail and certified by the Chief Financial Officer of the Corporation, and reviewed by the Corporation’s independent auditor; (ii) as soon as available after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such fiscal year, and the related audited consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Corporation and its Subsidiaries for such year, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the audit reports thereon of the Corporation’s independent auditor, in reasonable detail and certified by the Chief Financial Officer of the Corporation; (iii) reasonably promptly after the end of each calendar month, monthly management reports and information packets, including budgets, forecasts, business plans, results of operations and other similar matters; and (iv) with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Corporation or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Corporation and each of its Subsidiaries as may be necessary for such Original Member to comply with its respective reporting, regulatory, or other legal requirements and/or as may from time to time be reasonably requested by any such Original Member. Notwithstanding the foregoing, any Original Member may deliver written notice to the Corporation requesting that such Original Member not receive any of the information in the foregoing clauses (i) – (iv) (an “Opt-Out Notice”); provided, that such Original Member may later revoke any such Opt-Out Notice in writing.

Section 8. Termination.

This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a) each of (i) the GEC Affiliates and (ii) White Deer Affiliates ceasing to beneficially own, directly and indirectly, any shares of Class A Common Stock or Class B Common Stock; or

(b) the unanimous written consent of the parties hereto.

Subject to Section 12, for the avoidance of doubt, the rights and obligations (i) of the GEC Parties under this Agreement shall terminate upon the GEC Affiliates ceasing to own any shares of Class A Common Stock or Class B Common Stock and (ii) of White Deer Parties under this Agreement shall terminate upon White Deer Affiliates ceasing to own any shares of Class A Common Stock or Class B Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 8.

Section 9. Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Deemed Outstanding Class A Shares” means (i) all issued and outstanding shares of Class A Common Stock and (ii) all Underlying Class A Shares.

“Director” means a member of the Board.

“GEC Director” means any Director who had initially been designated for nomination by GEC in accordance with Section 1(b).

“Independence Requirements” means, with respect to a Director, an individual who is (i) an “independent director” within the meaning of that term used in Rule 303A of the NYSE Listing Company Manual, as amended, and (ii) “independent” for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Independent Director” means any Director who has been (i) initially designated hereunder mutually as an Independent Director or (ii) designated for nomination by GEC in accordance with Section 1(d).

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to the Board the nominees for election as Directors or nominating the nominees for election as Directors.

“NYSE” means The New York Stock Exchange.

“Permitted Transferees” has the meaning set forth in the LLC Agreement.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Class A Shares” means all shares of Class A Common Stock issuable upon redemption of Common Units in accordance with the terms and conditions of the LLC Agreement, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis.

“White Deer Director” means any Director who had initially been designated for nomination by White Deer in accordance with Section 1(c).

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 10. Choice of Law and Venue; Waiver of Right to Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY

MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 10(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 11. Notices

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)	If to GEC or the GEC Parties, addressed as follows:

c/o GEC Advisors LLC

2415 West Alabama, Suite 220

Houston, TX 77098

Attn: Jonathan B. Fairbanks

E-mail: jonathan@geclp.com

(b)	If to White Deer, addressed as follows:

White Deer Management LLC

700 Louisiana Street, Suite 4770

Houston, TX 77002

Attn: Ben A. Guill

Email: bguill@whitedeerenergy.com

with a copy (which shall not constitute notice) to:

Vinson Elkins LLP

845 Texas Ave., Suite 4700

Houston, TX 77002

Attn: Jackson A. O’Maley, Michael Marek

E-mail: jomaley@velaw.com; mmarek@velaw.com

If to the Corporation, addressed as follows:

Flowco Holdings Inc.

1300 Post Oak Blvd., Suite 450

Houston, Texas 77056

Attn: Joel Lambert, General Counsel

Email: Joel.Lambert@flowco-inc.com

with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, TX 77002

Attn: David C. Buck

E-mail: dbuck@sidley.com

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 12. Assignment; Aggregation of Shares.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of the Original Members (and any subsequent Permitted Transferees thereof) is permitted to assign this Agreement to their respective Permitted Transferees of the Class B Common Stock or Common Units and each Original Member (and any such Permitted Transferee) is permitted to assign this Agreement to its respective affiliates in connection with a transfer of the Class A Common Stock to such affiliate (or receipt by any such affiliate of Class A Common Stock pursuant to the exchange and redemption provisions of the LLC Agreement) (it being understood that no such assignment shall relieve any such Original Member or Permitted Transferee of its obligations hereunder so long as it continues to hold Class A Common Stock, Class B Common

Stock or Common Units). Notwithstanding anything herein to the contrary, each of the Original Members (and any subsequent Permitted Transferee thereof) shall cause any of their respective Permitted Transferees of the Class B Common Stock or Common Units, or, any of their affiliates that receives shares of Class A Common Stock (whether through a transfer, or via the exchange and redemption provisions of the LLC Agreement), to become a party to this Agreement by executing a joinder hereto reasonably satisfactory to the Corporation, as a pre-condition to the effectiveness of such transaction. For the avoidance of doubt, for purposes of (a) determining whether any party meets any threshold contained herein which is based on ownership of shares of Class A Common Stock (including any Underlying Class A Shares, or Deemed Outstanding Class A Shares) and/or Class B Common Stock, (b) any provisions that require the parties hereto to vote or take any other actions with respect to any shares of Class A Common Stock (including any Underlying Class A Shares, or Deemed Outstanding Class A Shares) and/or Class B Common Stock, such determinations or provisions shall be deemed to include all shares of Class A Common Stock (including any Underlying Class A Shares, or Deemed Outstanding Class A Shares) and/or Class B Common Stock held by any Permitted Transferee or affiliate of any Original Member (or subsequent Permitted Transferee thereof) that becomes party to this Agreement pursuant to this Section 12; provided, however, that for purposes hereof, in no event shall (x) beneficial ownership of shares of Class A Common Stock (including any underlying Class A Shares, or Deemed Outstanding Class A Shares) by one party hereto be counted towards the beneficial ownership of shares of Class A Common Stock of any other party hereto solely as a result of such parties being in the same “group” (as defined in the Exchange Act) or party to this Agreement and (y) any party hereto by considered an affiliate of any other party hereto solely by virtue of being in the same “group” (as defined in the Exchange Act) party to this Agreement.

Section 13. Amendment and Modification; Waiver of Compliance.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation, GEC and White Deer. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 14. Waiver.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 15. Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 16. Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 17. Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 18. Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 19. Representations and Warranties.

(a) Each Original Member and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b) The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 20. No Strict Construction.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be executed on the day and year first above written.

FLOWCO HOLDINGS INC.

By:
Name: Joseph R. Edwards
Title: Chief Executive Officer and President

[Signature Page to Stockholders Agreement]

GEC ADVISORS, LLC

By:
Name: Jonathan B. Fairbanks
Title: Managing Director

GEC ESTIS CO-INVEST II LLC

By: GEC Capital Group III-B LP
Its: General Partner

By: GEC Group B Ltd.
Its: General Partner

By:
Name: Jonathan B. Fairbanks
Title: Director

GEC PARTNERS III-B LP

By: GEC Capital Group III-B LP
Its: General Partner

By: GEC Group B Ltd.
Its: General Partner

By:
Name: Jonathan B. Fairbanks
Title: Director

[Signature Page to Stockholders Agreement]

GEC PARTNERS III LP

By: GEC Capital Group III LP,
its general partner

By: GEC Group Ltd.
Its: General Partner

By:
Name: Jonathan B. Fairbanks
Title: Director

GEC PARTNERS III-GI LP

By: GEC Capital Group III LP,
its general partner

By: GEC Group Ltd.
Its: General Partner

By:
Name: Jonathan B. Fairbanks
Title: Director

[GEC III-GI ESTIS BLOCKER CORP.

By:
Name: Jonathan B. Fairbanks
Title:]

[Signature Page to Stockholders Agreement]

WHITE DEER MANAGEMENT LLC

By:
Name: Ben A. Guill
Title:

WDE FLOGISTIX AGGREGATE LLC

By: [CV GP], its general partner

By:
Name: Ben A. Guill
Title:

WD THUNDER CV PARALLEL LP

By: WD Thunder CV GP LP, its general partner

By:
Name: Ben A. Guill
Title:

WD THUNDER CV LP

By: WD Thunder CV GP LP, its general partner

By:
Name: Ben A. Guill
Title:

[Signature Page to Stockholders Agreement]

WD THUNDER CV IND LP

By: WD Thunder CV GP LP, its general partner

By:
Name: Ben Guill
Title:

[Signature Page to Stockholders Agreement]

SCHEDULE A

GEC Parties

1.	GEC Advisors, LLC (“GEC”)

2.	GEC Estis Co-Invest II LLC

3.	GEC Partners III LP

4.	GEC Partners III GI LP

5.	GEC Partners III-B LP

6.	GEC Partners III-B GI LP

7.	[GEC III-GI Estis Blocker Corp.]

SCHEDULE B

White Deer Parties

•	White Deer Management LLC (“White Deer”)

•	WDE Flogistix Aggregate LLC

•	WD Thunder CV Parallel LP

•	WD Thunder CV IND LP

•	WD Thunder CV LP